UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2021

OceanTech Acquisitions I Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40450	85-2122558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, Suite 8133

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (929) 412-1272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one redeemable Warrant	OTECU	The NASDAQ Stock Market LLC

Class A common stock, par value $0.0001 per share	OTEC	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share of Class A common stock for $11.50 per share	OTECW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Units, Class A Common Stock and Warrants

On July 16, 2021, OceanTech Acquisitions I Corp. (the “Company”) announced that, commencing on July 19, 2021, the holders of units (“Units”) issued in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and redeemable warrants (“Public Warrants”) included in the Units. Each Unit consists of one share of Class A common stock and one Public Warrant, with each Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “OTECU.” Shares of Class A Common Stock and the Public Warrants will trade on the Nasdaq Capital Market under the symbols “OTEC” and “OTECW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Public Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 16, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OceanTech Acquisitions I Corp.

	By:	/s/ Joseph Adir
		Name:	Joseph Adir
		Title:	Chief Executive Officer

Dated: July 16, 2021